Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 of Community Bancorp. on Form S-8 of our report dated June 24, 2009, appearing in this Annual Report on Form 11-K of Community Bancorp. and Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2008.

/s/ Berry, Dunn, McNeil & Parker
Portland, Maine
June 24, 2009
VT Reg. No. 92-0000278